Exhibit 99.1

FOR IMMEDIATE RELEASE

COMMSCOPE RAISES FIRST QUARTER 2007 GUIDANCE

Management to Meet with Investors at Citigroup Small & Mid-Cap Conference

Hickory, NC — (March 13, 2007) CommScope, Inc. (NYSE: CTV), a global leader in communications infrastructure solutions, today raised its first quarter 2007 financial guidance.  CommScope Chairman and Chief Executive Officer Frank Drendel will review the Company’s growth opportunities and discuss the increased financial guidance when he meets with investors at Citigroup’s 2007 Small and Mid-Cap Conference in Las Vegas, Nevada on Wednesday, March 14.

Due to positive trends in sales, orders and operations, CommScope management now expects first quarter revenue to be in the $415-$425 million range and operating margin to be in the 12.5% - 13.5% range, excluding any special items.  The Company’s previous guidance for the first quarter of 2007 was revenue of $390-$410 million and operating margin of 10.5% - 11.5%, excluding any special items.  The Company is not updating its previously announced, calendar-year 2007 financial guidance.

“We believe that CommScope is well positioned as powerful drivers continue to change the face of global telecommunications,” said Drendel.  “We remain focused on execution and profitable growth and intend to continue building upon our leadership position in the ‘last mile’ of telecommunications.”

Citigroup Conference

CommScope plans to participate in Citigroup’s 2007 Small and Mid-Cap Conference, which is being held at The Four Seasons Hotel in Las Vegas, Nevada.  Investors are invited to listen to a live audio web cast of CommScope Chairman and CEO Frank Drendel at 5:05 p.m. EDT on Wednesday, March 14, 2007.

The live Citigroup webcast will be available at http://www.veracast.com/webcasts/citigroup/smallmidcap07/53213285.cfm or through a link on the Investor Relations Presentations Page of CommScope’s website at http://www.commscope.com. The link to our presentation will be live just prior to the start of the presentation and will be available for on-demand use within 24 hours after our presentation is over. The webcast will be available from our website for a limited period of time following the conference.

About CommScope

CommScope (NYSE: CTV — www.commscope.com) is a world leader in infrastructure solutions for communication networks.  Through its SYSTIMAX® SolutionsTM and Uniprise® Solutions brands CommScope is the global leader in structured cabling systems for business enterprise applications. It is also the world’s largest manufacturer of coaxial cable for Hybrid Fiber Coaxial applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, the business position, plans, outlook, revenues, margins, earnings, global manufacturing initiatives, a previous product line acquisition, synergies and other financial items relating to CommScope that are based on information currently available to management, management’s beliefs and a number of assumptions concerning future events. These forward-looking statements are identified by the use of certain terms and phrases, including but not limited to “intend,” “goal,” “estimate,” “expect,” “project,” “plans,” “anticipate” “should,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled” and similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of risks, uncertainties and other factors that could cause the actual results to differ materially from those currently expected.  Factors that could cause actual results of CommScope to differ materially include, but are not limited to, customer demand for our products and the ability to maintain existing business alliances with key customers or distributors; volatility in raw material costs and the effect of related price changes; changes in the technology deployed by cable television or other telecommunication companies; the risk that customers might cancel orders placed or that orders currently placed may reduce orders in the future; the risk that our internal production capacity and that of our contract manufacturers may be insufficient to meet customer demand for our products; continuing consolidation among our customers; competitive pricing and acceptance of our products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; the possibility of further restructuring actions; expected synergies related to the acquisition of the MC2® product line from Trilogy Communications, Inc.; possible future impairment charges for fixed or intangible assets; increased obligations under employee benefit plans; ability to achieve expected sales and operating income goals; costs of protecting or defending our intellectual property; ability to obtain capital on commercially reasonable terms; adequacy and availability of insurance; costs and challenges of compliance with domestic and foreign environmental laws; variability in expected tax rate and ability to recover amounts recorded as value added tax receivables; product performance issues and associated warranty claims; ability to successfully implement major systems initiatives; regulatory changes affecting us or the industries we serve; authoritative changes in generally accepted accounting principles by standard-setting bodies; environmental remediation issues; terrorist activity or armed conflict; political instability; major health concerns; and any statements of belief and any statements of assumptions underlying any of the foregoing.  For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission, which are available on CommScope’s website or at www.sec.gov.  In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

CONTACTS:
Phil Armstrong	Betsy Lambert, APR
Investor Relations	Media Relations
(828) 323-4848	(828) 323-4873